Exhibit 99.1

                      America Online Posts Record Earnings

Company's FY2000 Third Quarter Income Fully Taxed & Excluding One-Time Gains, Rises 161% to $271 Million, or $0.11 Per Share

Consolidated Revenues Increase 47% to $1.8 Billion; Advertising, Commerce & Other Revenues More Than Double to $557 Million

AOL Service Adds 1.7 Million New Members for Total of 22.2 Million

EBITDA Climbs 120% to $492 Million

DULLES, VA, April 18, 2000 -- America Online, Inc. (NYSE: AOL) today announced record results for the third quarter of fiscal 2000, ended March 31, 2000 -- reaching new highs for consolidated revenues, advertising and commerce revenues, operating income, and EBITDA.

The quarter's net income, fully taxed and excluding one-time items, totaled $271 million, or $0.11 per diluted share, up from $104 million, or $0.04 per diluted share, on the same basis last year. The Company reported net income of $438 million, or $0.17 per diluted share, up from $411 million, or $0.16 per diluted share, in fiscal 1999's third quarter. Reported net income included one-time gains from the sale of investments totaling $275 million this quarter and $567 million in last year's third quarter. The year-ago quarter also includes one-time charges of $103 million. Excluding these items, operating income for the quarter climbed more than 155% over the year-ago quarter to $383 million.

Third quarter revenues rose to $1.8 billion, or 47% over last year's March quarter. Advertising, commerce and other revenues climbed 103% over fiscal 1999's third quarter to $557 million - marking a record $120 million increase, or 27%, over this year's second quarter.

The AOL service added 1.7 million new members worldwide, and finished the quarter with 22.2 million subscribers. During the quarter, the CompuServe 2000 service added 373,000 members, bringing the combined CompuServe 2000 and CompuServe Classic membership to 2.7 million. Gateway.net added more than 100,000 subscribers for a worldwide total of more than 850,000. In total, the Company added 2.0 million new subscribers worldwide and ended with 25.8 million subscribers of its family of interactive services.

Steve Case, Chairman and Chief Executive Officer, said: "This quarter's results underscore the tremendous strength of America Online's operations, and demonstrate that we are on a clear path to continued strong growth and increased profitability. Since we announced our landmark merger with Time Warner, we haven't missed a beat."

Mr. Case added: "At the same time, we have taken major strides to expand our success by leading the Internet's next wave of growth. Specifically, we are fast turning the great promise of 'AOL Anywhere' into reality, we've launched breakthrough Netscape browser technology to enrich the Internet experience, and we are actively building the medium in key markets around the world. In short, our results highlight just how strong America Online is today, and how well-positioned it is for the future."

Bob Pittman, President and Chief Operating Officer, said: "This quarter is an excellent example of how America Online is uniquely positioned in the Internet industry. We have built an unmatched collection of interactive brands, which will be further enhanced by the Time Warner merger, and we have an unparalleled connection to consumers. We're taking online advertising and commerce to new heights, yet we've barely scratched the surface in terms of the impact our medium can have."

Mr. Pittman added: "Looking to the future, we are rolling out our 'AOL Anywhere' strategy on multiple fronts - from wireless to broadband content, Internet appliances to AOL TV - delivering even more value and convenience to our members. We have stepped up our international expansion, with AOL Europe growing at a record pace and several Latin American launches planned over the next year. With Netscape 6 and the Gecko technology, we are driving the Internet experience to multiple devices and stimulating a new generation of Web-based applications for the PC and other devices. All these initiatives will help ensure that we make the most of Time Warner's assets, and our transition team is already working to identify the most promising opportunities."

For the nine-month period ending March 31, 2000, fully taxed net income, excluding one-time items, was $679 million and total revenues were $4.9 billion, compared to fully taxed net income, on a comparable basis, of $240 million and total revenues of $3.4 billion in the corresponding period of fiscal 1999.

Key  operating  metrics  from the  quarter  included:  **Subscription  Revenues:
Quarterly subscription revenues reached $1.15 billion, up 33%, from $869 million during fiscal 1999's corresponding quarter. **Advertising, Commerce and Other
Revenues: Revenues from advertising, commerce and other revenues climbed to $557 million - an increase of 103% from $275 million during the year-ago quarter, and an increase of 27%, or a record $120 million, over this year's second quarter. **Backlog: The Company brought its consolidated backlog of advertising and commerce revenue to more than $2.7 billion at the end of the quarter, up from $2.4 billion on December 31, 1999. **AOL Member Usage: AOL members averaged 64 minutes daily online during the quarter, an increase of 16% over last year's third quarter. **Sales and Marketing Expenses: Consolidated sales and marketing expenses declined to 14.5% of revenues, compared with 17.4% in fiscal 1999's third quarter.

**Operating Income: Operating income grew 155% to $383 million, or 20.9% of revenue, up from 12.0%, excluding one-time charges, a year ago.

**EBITDA: EBITDA rose to a record $492 million for the quarter, a 120% increase over a year ago, with EBITDA margins at 27%.

AOL Time Warner Merger Update

Working closely together in anticipation of their merger, America Online and Time Warner this quarter launched a number of cross-promotional agreements involving their world-class brands. These joint initiatives include:
Record-setting Warner Music downloads through America Online's Winamp and Spinner; Time Inc.'s Real Simple magazine signing up a record 27,000 subscribers in just five weeks through promotion on the AOL service; AOL Keywords appearing on the covers of Time, Fortune, Money, People, Entertainment Weekly, Real Simple and Teen People -- reaching 88 million readers; CNN Interactive becoming the premier news partner for Netcenter and ICQ; and Warner Bros. movies and Entertainment Weekly being featured on AOL MovieFone.

The companies also announced a Memorandum of Understanding that sets out a framework for "open access" agreements to offer the AOL service and other ISPs over Time Warner's broadband cable systems. The Companies expect to close the merger in the fall.

Interactive Services Group Highlights During the quarter, the Company advanced its "AOL Anywhere" strategy through a number of key initiatives:

*AOL Wireless: In the US, America Online announced seven major agreements with a range of wireless carriers and device manufacturers - including Sprint PCS, Nokia, Motorola, Research in Motion, BellSouth Wireless Data, RTS Wireless and Arch Communications - to deliver popular AOL features and services to millions of wireless consumers. The Company also announced the new "AOL Mobile Messenger" service, which will offer wireless access to AOL's e-mail and AOL Instant Messenger (AIM) applications over personal, mobile paging devices. To lead this wireless initiative, America Online named former FCC Chairman and CEO of Time Warner Telecommunications, Dennis Patrick, President of AOL Wireless.

* AOL/Gateway Internet Appliances: At Spring Internet World 2000 earlier this month, the Company unveiled the groundbreaking AOL/Gateway family of specialized Internet appliances - AOL Gateway countertop appliance, wireless Web pad and desktop appliance - that will extend the "AOL Anywhere" strategy. Using Netscape's Gecko browser engine technology and the Linux operating system, these appliances with the "Instant AOL" feature - which automatically launches the service as soon as the device is switched on - will make AOL's content, features and services conveniently available to consumers in every room of their homes.

* AOL TV: The AOL TV service is scheduled to begin shipping in June. AOL TV will provide state-of-the-art navigational services, a new genre of interactive programming and a new marketing platform -- taking full advantage of Time Warner properties.

* AOL Plus Broadband Content: This month, AOL Plus launched to deliver rich multimedia content and features, such as streaming audio and video, to AOL members using AOL 5.0 over any high-speed connection - TCP/IP, DSL, cable or satellite - while still enabling them to access regular AOL 5.0 content when using narrowband connections. Extending its advertising and commerce leadership, the Company announced a series of significant advertising/commerce alliances this quarter with such market leaders as General Motors, American Airlines, Sears, Kinko's, Footlocker.com, Oxygen Media, and PurchasePro.com.

Among the newest AOL member benefits is AOL AAdvantage - the world's largest online customer loyalty program - scheduled to launch this summer in partnership with American Airlines through America Online's digital marketing service DMS - to provide members more ways to earn miles and redeem them. In addition, the Company launched its AOL Insider Savings Club, an exclusive new program that enables members to save money on a wide range of popular goods and services. In addition, the Company's other interactive brands enjoyed substantial growth and made themselves even more valuable. Since its launch just over a year ago, CompuServe 2000 has continued its strong momentum in the value segment, adding 373,000 new members in the quarter for a total of nearly 1.4 million members worldwide. Average member daily usage also achieved an all-time high during the quarter.

During the quarter, the Netscape Netcenter service surpassed 28 million registered users worldwide, more than doubling its total over a year ago. And Time Warner's CNN Interactive became the premier news partner for Netcenter. This month, Netscape announced the preview release of its next-generation Netscape 6 Internet browser and communications software suite, powered by the innovative Netscape Gecko browser engine. The new browser enhances the consumer experience by integrating popular communication and information services in a faster, more flexible and easier to use format. As announced in March, IBM, Intel, Liberate, NetObjects, Nokia, Red Hat and Sun Microsystems will use Gecko technology to extend the convenience and power of the Web to a wide range of Internet devices. This quarter, AOL Instant Messenger and AOL's Buddy List service added 21 million registrants for a worldwide total of 91 million. Last week, the Company launched its next-generation AOL Instant Messenger, AIM 4.0, featuring AIM Talk, which enables online voice communication between AIM users, and Instant Images, which allows users to exchange images and sounds.

Interactive Properties Group Highlights

ICQ, already the world's largest online communications community and the biggest international service, continued to add an average of more than 100,000 registered users daily - adding a total of 9.3 million during the quarter to finish with 62.4 million registered users. Over the quarter, peak simultaneous users of ICQ climbed from 1.2 million to 1.4 million. The average user kept ICQ on the desktop for nearly three hours, actively using it 75 minutes each day.

Next week, ICQ will launch its newest version, ICQ 2000A, that will offer enhanced community features, improved navigation and user interface, and the capability of operating in the workplace.

In addition, DMS partnered with Netcentives, a leading developer of e-marketing infrastructure software and services, to bring "ICQ ClickRewards" - a rewards program for ICQ users. During the quarter, Digital City continued to widen its lead in the fast-growing local online market. Digital City launched its new version of the service - Digital City 2000 - which sets the gold standard in consumer convenience and compelling services for both local residents and visitors. Tomorrow, Digital City will complete its expansion from 60 markets to more than 200 markets to create the first "local everywhere" coast-to-coast network. Advancing the "AOL Anywhere" strategy, Digital City also announced the planned launch of Digital City Wireless to deliver the service's most popular features to wireless phones, pagers and other handheld devices. Finally, Digital City posted record growth in local advertising and e-commerce with more than 2,000 partners. With the Internet music market exploding, the Company's Web music brands, Winamp and Spinner, continued to record strong growth in users. Winamp remains the #1 favorite music player and ranked #2 - behind #1 ICQ - in 1999 downloads on download.com. Together, Winamp and Spinner reach a total of 10 million unique users each month. During the quarter, Spinner, Winamp and Warner Music's Elektra Entertainment Group partnered to deliver secure downloads from The Cure's latest album, "The Last Days of Summer." In just a month, there were 58,000 downloads - the most licenses ever issued for a digital song in a one-month period. In addition, Spinner and Winamp are promoting such Warner Music artists as Madonna and Faith Hill with featured downloads of their popular singles as well as artist-created music channels. In addition, Winamp and Spinner partnered with Myplay, inc., the first online digital music service to provide their users with a virtual "locker" that allows them access to their music collections anytime, anywhere. AOL MovieFone, the nation's largest movie listing guide and ticketing service, attracts about 20% of all moviegoers through both its 777-FILM phone service and the MovieFone.com Web site. AOL MovieFone announced several new services during the quarter - including the ability to print bar-coded movie tickets at home to avoid lines at the theater, and the AOL MovieFone/American Express industry-wide frequent moviegoer program. AOL International Group Highlights During the quarter, AOL International's membership in its AOL and CompuServe services increased by 434,000 to a total of
4.4 million. Extending its standing as Europe's leading multinational Internet provider, AOL Europe's AOL and CompuServe services reached nearly 3.5 million members with record growth in the UK, Germany and France. In addition, registered users of the subscription-free Netscape Online service in the UK increased to 519,000. Underscoring the Company's commitment to global expansion, America Online announced in March an agreement with Bertelsmann AG to restructure their interests in the AOL Europe and AOL Australia joint ventures. At the option of either company after January 31, 2002, America Online would acquire Bertelsmann's interest in AOL Europe. America Online and Bertelsmann also launched a new $250 million, four-year strategic global alliance to expand the availability of Bertelsmann's leading media content and e-commerce properties over America Online interactive brands. Following the Bertelsmann agreement, America Online formed a 50/50 joint venture with AAPT Limited, Australia's third largest telecommunications company, to operate AOL Australia's interactive services and to develop a fully integrated Internet portal to deliver AOL-branded content services to Australia's emerging consumer wireless market. AOL Europe extended the Company's "AOL Anywhere" strategy with key wireless agreements with Nokia, Ericsson and RTS Wireless to ensure its mobile portals are compatible with current SMS and WAP protocols and handsets, as well as next-generation General Packet Radio Service.

Netscape Enterprise Highlights Third quarter revenues for Netscape Enterprise - including software licenses and services - grew 8% sequentially to $126 million. Of that total, revenues from international licenses more than doubled to $47 million. During the quarter, the Sun-Netscape Alliance - under the "iPlanet E-Commerce Solutions" brand - launched a global initiative to solidify its position as the world's largest and broadest supplier of e-commerce software. The Alliance announced new agreements, valued over one-million dollars each, with twenty-three companies and governmental agencies worldwide, including CentreComm, Xerox, Telestra, Eplus and the US Department of Defense. The Alliance also launched new strategic partnerships with: * Palm, Inc. to provide global wireless access to enterprise applications and services via Palm OS handheld computers;

* Red Hat Linux to add iPlanet Messaging Server and iPlanet Web Server to the portfolio of products available on Linux; and

* GE Global eXchange Services, a division of General Electric, to incorporate their RMS data transformation technology into iPlanet ECXpert software.

The Company's earnings conference call can be heard live on the Internet via AOL.COM at 5:00 p.m. EDT on Tuesday, April 18. To listen to the call, visit http://www.corp.aol.com/investors.shtml? or AOL Keyword: IR.

About America Online Inc.

Founded in 1985, America Online, Inc., based in Dulles, Virginia, is the world's leader in interactive services, Web brands, Internet technologies, and e-commerce services. America Online, Inc. operates: two worldwide Internet services, America Online, with more than 22 million members, and CompuServe, with more than 2.7 million members; several leading Internet brands including ICQ, AOL Instant Messenger and Digital City, Inc.; the Netscape Netcenter and AOL.COM portals; Netscape 6 and the Netscape Navigator and Communicator browsers; AOL MovieFone, the nation's #1 movie listing guide and ticketing service; and Spinner.com and NullSoft's Winamp, leaders in Internet music. Through its strategic alliance with Sun Microsystems, the company develops and offers easy-to-deploy, end-to-end e-commerce and enterprise solutions for companies operating in the Net Economy.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address the following subjects: future financial and operating results; the proposed AOL/Time Warner merger; subscriber, usage and commerce growth; new markets, products, services, features and content; timing and benefits of acquisitions and other alliances; and availability, benefits, and timing of deployment, of new access and distribution technologies.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to obtain, or meet conditions imposed for, governmental approvals for the merger; failure of the AOL or Time Warner stockholders to approve the merger; the risk that the AOL and Time Warner businesses will not be integrated successfully; costs related to the merger; inability to further identify, develop and achieve commercial success for new products and services and access and distribution technologies; increased competition and its effects on pricing, spending, third-party relationships, the subscriber base and revenues; inability to establish and maintain relationships with commerce, advertising, marketing, technology and content providers; risk of accepting warrants in certain agreements; risks of new and changing regulation in the U.S. and internationally.

For a detailed discussion of these and other cautionary statements, please refer to the Company's filings with the Securities and Exchange Commission, especially in the "Forward-Looking Statements" section of the Management's Discussion and Analysis section of the Company's Form 10-K for the fiscal year ended June 30, 1999 and the Risk Factors section of the Company's S-3 filing that became effective in November 1999.